UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20548

 FORM 8−K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): October 19, 2007

 RIDGEWOOD ENERGY K FUND, LLC
 (Exact name of registrant as specified on its charter)

Delaware	000-51266	68-0580588
(State of Incorporation)	(Commission File Number)	(IRS Employer ID Number)

 Registrant's address and telephone number:
 1314 King Street, Wilmington, Delaware 19801
 (302) 888−7444

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐  Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2b)

☐  Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 2.06. Material Impairments

On October 15, 2007, Ridgewood Energy K Fund, LLC (the "Fund") was informed by its operator LLOG Exploration Company (“LLOG”), that the exploratory well being drilled by LLOG in the Ship Shoal 81 lease block did not have commercially productive quantities of either oil or natural gas and has therefore been deemed an unsuccessful well or dry hole. The Fund owns a 3.75% working interest in Ship Shoal 81.

As a result of this dry hole, the Fund concluded a material charge for impairment of its working interest in the lease block is required. In addition, the well will be plugged and abandoned. The abandonment and impairment will result in charges of approximately $0.1 million in the third quarter of 2007 and approximately $0.1 million in the fourth quarter of 2007.  The impairment is not expected to result in or require any further significant cash expenditures.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RIDGEWOOD ENERGY K FUND, LLC

Date: October 19, 2007	By:	/s/ Kathleen P. McSherry
Kathleen P. McSherry
Executive Vice President and Chief
Financial Officer